                                                                 [FINAL 9/20/95]

ANNEX I



                              KILOVAC CORPORATION
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                   STOCK SUBSCRIPTION AND PURCHASE AGREEMENT
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     This STOCK SUBSCRIPTION AND PURCHASE AGREEMENT (this "Agreement") dated as
                                                           ---------
of September 20, 1995 is made and entered into by and among COMMUNICATIONS INSTRUMENTS, INC., a North Carolina corporation ("Buyer"), KILOVAC CORPORATION,
                                                  -----
a California corporation (the "Company"), and the shareholders and optionholders
                               -------
set forth in Schedule 1 (individually, a "Selling Shareholder" and collectively,
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the "Selling Shareholders").
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                             W I T N E S S E T H :
                             - - - - - - - - - -

     WHEREAS, the Selling Shareholders collectively own, beneficially and of record, an aggregate of 124,785 Class A Common Shares, no par value, of the Company (the "Common Stock") after giving effect to the exercise of the
              ------------
outstanding options (the "Stock Options") exercisable into shares of Common
                          -------------
Stock; and

     WHEREAS, the Selling Shareholders intend to exercise all of the Stock Options, and thereby purchase 72,490 shares of Common Stock for an aggregate exercise price of $1,202,691.80; and

     WHEREAS, Buyer desires that the Company purchase and Selling Shareholders desire to sell to the Company an aggregate of 99,828 shares of Common Stock upon the terms and conditions set forth herein;

     WHEREAS, Buyer desires to purchase 99,828 newly issued shares of Common Stock of the Company for consideration of $4,000,000.

     NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties, covenants, agreements, terms and conditions contained herein, the parties hereto do hereby agree as follows:

                                   ARTICLE I
                                   ---------
                          PURCHASE AND SALE OF STOCK;
                           EXERCISE OF STOCK OPTIONS

     1.1  PURCHASE AND SALE; AND EXERCISE OF STOCK OPTIONS.
          ------------------------------------------------

     (a) On the Closing Date (as defined below) and subject to the terms and conditions set forth in this Agreement, the Selling Shareholders shall, in exchange for the consideration described in Section 1.3, (i) sell, assign, transfer and deliver to Company 99,828 Shares (the "Sale Shares") free and clear
                                                    -----------
of all options, pledges, security interests, liens or other encumbrances or restrictions on voting or transfer (other than those restrictions contemplated by this Agreement), (ii) deliver to Company certificates for the Sale Shares, with appropriate share transfer forms attached, duly endorsed in blank, together with evidence of payment of any applicable transfer taxes and (iii) take such steps as may be necessary to cause the Company to cancel and redeem the Sale Shares.

     (b) As of the Closing Date and immediately prior to Closing, and without any action on the part of the holders thereof after signing this Agreement, each Stock Option shall be exercised and the shares of Common Stock issuable on exercise shall be issued to such holder. There shall be deducted from the aggregate proceeds payable to the holder of each Stock Option pursuant to the purchase of the Sale Shares, the aggregate exercise price of all Stock Options held by such Selling Shareholder, which deduction shall be in satisfaction of the payment by such holder of the option exercise price with respect to the Stock Options.

     (c) The Company shall sell, assign, transfer and deliver to Buyer and Buyer shall purchase 99,828 newly issued shares of Common Stock (the "New
                                                                      ---
Shares"), free and clear of all options, pledges, security interests, liens or
------
other restrictions on voting or transfer (other than those restrictions contemplated by this Agreement), together with evidence of payment of any applicable transfer tax in consideration of payment in the amount of $4,000,000 and Buyer shall made advances to Company in an aggregate amount not less than $10,000,000.

     1.2  CLOSING.  The closing (the "Closing") of the transactions provided for
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in this Agreement shall be held at the offices of Bank of America Illinois, in Chicago, Illinois (unless the parties hereto otherwise agree in writing) on the Closing Date. The "Closing Date" shall mean October 11, 1995; provided,
                    ------------                               --------
however, that if any of the conditions provided for in Article IV shall not have
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been waived or met by October 11, 1995, then either Buyer or Douglas Campbell on behalf of the Selling Shareholders shall be entitled to postpone the Closing Date by written notice to the other party until three (3) business days after such condition or conditions have been met or waived. The Closing Date shall not be later than October 31, 1995, unless mutually agreed upon by Buyer and Douglas Campbell.

     1.3  PURCHASE CONSIDERATIONS.  The purchase considerations for the Sale
          -----------------------
Shares shall be the aggregate of the per share amounts set forth below, which aggregate amount shall be subject to deduction for payment of certain expenses in accordance with Section 1.5 of this Agreement:

          (i) cash in the aggregate amount of $11,900,000, which equals $131.2527 on a per share basis; provided that with respect to Sale Shares issued on the exercise of Stock Options, the aggregate amount payable to such Shareholder shall be reduced by the aggregate exercise price of all Stock Options exercised by such Selling Shareholder as of the Closing Date (the aggregate of all such cash consideration, the "Cash Consideration");
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          (ii) a pro rata interest in the Escrow Fund (as defined in Section 1.4), calculated based on a total number of interests therein, which shall be 99,828 (the aggregate of all such consideration, the "Escrow
                                                              ------
     Consideration");
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          (iii) a pro rata interest in the tax benefits payable to Selling Shareholders in accordance with Section 1.6, calculated on the same basis as set forth in Section 1.3(ii) (the aggregate of all such consideration, the "Tax Benefits Consideration"); and
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          (iv) one common share of Kilovac Development, Inc., a California corporation ("Kilovac Development") and the owner of the Palm Avenue
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     Property (as defined below) (such aggregate shares, the "Property
                                                              --------
     Consideration").
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The Cash Consideration, the Escrow Consideration, the Tax Benefits Consideration and the Property Consideration are referred to herein, collectively, as the "Purchase Consideration."
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     1.4  ESCROW FUND.  On the Closing Date and subject to the terms and
          -----------
conditions set forth in this Agreement, in reliance on the representations, warranties, covenants and agreements of the parties contained herein and in consideration of the sale, assignment, transfer and delivery of the Sale Shares, the Company shall deliver $500,000 to Bank of America, N.A. ("Escrow Agent") to
                                                              ------------
be held pursuant to, and in all cases subject to, the Escrow Agreement substantially in the form of Exhibit A hereto (the "Escrow Agreement") and the
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Paying Agent Agreement in the form of Exhibit B hereto (the "Paying Agent
                                      ---------              ------------
Agreement") delivered in connection with this Agreement; amounts so held from
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time to time are to be referred to therein as the "Escrow Fund."
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     1.5  PAYMENT.  (a) At or prior to the Closing, Buyer, the Company and the
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Selling Shareholders shall enter into the Paying Agent Agreement which, among other things, designates the persons or entities selected by the Selling Shareholders and approved by Buyer to act as paying agent, shareholder representative and attorney-in-fact (the "Paying Agent") in connection with the
                                          ------------
transactions contemplated in this Agreement. At the Closing, upon the terms and subject to the conditions of this Agreement and the Paying Agent Agreement, Buyer shall deliver the Cash Consideration to the Paying Agent for the benefit of the Selling Shareholders.

     (b) From the Cash Consideration, the Paying Agent shall first pay all fees and expenses incurred by the Company or the Selling Shareholders in connection with the transactions contemplated by this Agreement, all as approved by the Paying Agent in accordance with the Paying Agent Agreement (the "Transaction
                                                                 -----------
Fees").  Thereafter, the Paying Agent shall disburse to each Selling Shareholder
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the amount due in such Selling Shareholder pursuant to Section 1.3 net of such Selling Shareholder's pro rata share of the Transaction Fees.

     1.6  CERTAIN TAX BENEFITS.  Buyer agrees that the Selling Shareholders will
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receive cash payment from the Company, as described in this Section 1.6, for certain tax benefits resulting from any deduction relating to the exercise or sale of the Stock Options net of any income recognized by the Company resulting from transactions contemplated herein other than any income recognized as a result of any tax election made by Buyer or the Company after the Closing Date (the "Deduction"). Such payment shall be made ratably to the Selling
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Shareholders as follows: (A) to the extent that the Deduction results in a net operating loss for income tax purposes in the taxable year that includes the Closing Date (the "Short Period") that may be carried back to prior taxable
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years, 100 percent of the benefit realized shall be paid to Paying Agent for the benefit of Selling Shareholders when tax refunds are received by the Company as a result of the carryback claims (net of any taxes caused by the refund of state taxes); (B) to the extent that the Deduction results in a reduction of the tax liability due for or a refund of taxes that would otherwise have been payable with respect to the day to day sales and operations of the Company and its Subsidiaries in the Short Period and not from other transactions or events (including, without limitation, transactions not in the ordinary course of business, any income resulting from transactions contemplated by this Agreement and any income relating to prior periods), 100 percent of the benefit realized shall be paid to Paying Agent for the benefit of Selling Shareholders (i) when refunds of such taxes are received by the Company or (ii) when such taxes that would otherwise be payable by the Company or the consolidated group which includes Buyer and the Company are reduced; and (C) to the extent that the Deduction results in a net operating loss generated in the taxable years ending through the Closing Date that is carried forward to taxable years thereafter, 100 percent of the benefit realized by virtue of the net operating loss carry forward for the fiscal year ending December 31, 1995 and 50 percent of such benefit realized for fiscal years thereafter shall be paid to the Paying Agent for the benefit of Selling Shareholders when such benefit is actually realized. The Selling Shareholders agree to reimburse the Buyer and/or the Company for any unearned payments made pursuant to this Section 1.6, subject to the limitations of Section 6.2 hereof.

     1.7  CONTINUING COMMON STOCK.
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          1.7.1  Definitions.  For purposes of this Section 1.7 the following
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terms shall have the meanings set forth below:

"ACQUISITION DEBT" shall mean the principal and accrued interest on any senior bank financing actually obtained by Buyer specifically to finance the purchase of the Sale Shares hereunder, whether such Acquisition Debt is a principal obligation of Buyer or any of its parent or affiliate organizations, including the Company. Acquisition Debt shall also include the principal and accrued interest on any refinancing of the foregoing acquisition financing actually obtained, to the extent utilized to payoff the principal amount initially borrowed as Acquisition Debt, including accrued interest. Acquisition Debt shall not include any amount borrowed by the Company, whether from any lending institution or from Buyer or any affiliate of Buyer, to the extent the funds obtained are utilized in the Company's ordinary business operations, and are not used to reduce Acquisition Debt or to pay fees or other return to Buyer or its affiliates.

"DEBT" with respect to any entity shall mean the gross amount of all indebtedness for borrowed money of the subject entity reflected on its balance sheet prepared on a consolidated basis with its subsidiaries as at the date of the event causing such measurement.

"CONTINUING SHARES" shall mean the shares of Common Stock not transferred and redeemed by the Company at the Closing Date.

"PREFERRED STOCK" with respect to any entity shall mean the sum of the accrued but unpaid dividends and liquidation preference on any of the entity's stock which has any preference with respect to dividends or liquidation proceeds.

          1.7.2  Share Sale Adjustment.  On half of the Continuing Shares (the
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"ESCROWED CONTINUING SHARES"), together with stock assignments separate from certificate with respect thereto duly executed by the respective Shareholders in blank (the "ESCROWED STOCK POWERS") shall be placed in escrow with Adams, Duque & Hazeltine (the "SHARE ESCROW HOLDER") to be held subject to the following. If no SALE, IPO (each as defined below) or conversion pursuant to Subsection
1.7.5.2 (any of such events, a "LIQUIDITY EVENT") occurs prior to January 1, 1998 and CUMULATIVE 1997 EBITDA (as defined below) is not equal to or greater than $6,342,700 (the "EBITDA TARGET"), the Purchase Consideration shall be deemed to have been paid with respect to both the Escrowed Continuing Shares and the Sale Shares, and Escrow Holder shall release the Escrowed Continuing Shares, together with the Escrowed Stock Powers, to Buyer on account of the payment on the Closing Date of the Purchase Consideration. If either (a) a Liquidity Event occurs prior to January 1, 1998, or (b) Cumulative 1997 EBITDA is equal to or exceeds the EBITDA Target, then there shall be no share adjustment and the Escrowed Continuing Shares, together with the Escrowed Stock Powers, shall be released by Escrow Agent for the benefit of the Shareholders and delivered by Escrow Holder to the Paying Agent.

                 1.7.2.1  Escrow Holder's Duties.  Escrow Holder shall act
                          ----------------------
solely on (i) the joint certification of Buyer and Shareholder Representative, or (ii) the final determination of either the Company's accountant or an arbitrator, each as certified by both Buyer and Shareholder Representative as being final, or (a) the arbitrator's award or the order of a court with respect to the arbitrators award.

                 1.7.2.2  Cumulative 1997 EBITDA.  "CUMULATIVE 1997 EBITDA"
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shall mean the Company's cumulative earnings before interest, taxes, depreciation and amortization for the fiscal years ended December 31, 1996 and December 31, 1997 determined in accordance with generally accepted accounting principles ("GAAP") applied in a manner consistent throughout all periods and in accordance with the Company's financial statements for the three fiscal years prior to the Closing Date, except that tooling costs will be treated as if capitalized (whether or not actually capitalized). Further, in calculating EBITDA, (i) there shall be excluded all Buyer or corporate income and expense items allocated, assigned or charged to the Company, including debt and related interest, overhead (other than sales and marketing expenses and overhead directly related to the conduct of the Company's business), and amortization of goodwill and other capitalized assets resulting from the purchase of the Sale Shares pursuant to this Agreement and (ii) no consolidated or consolidating entries relating to any entity other than the existing subsidiaries of the Company shall be given effect. Cumulative 1997 EBITDA shall be conclusively presumed to be the amount agreed by both the Company and Shareholder Representative in writing.

          1.7.3  Purchase of Continuing Shares.  Buyer shall purchase and redeem
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the Continuing Shares in accordance with the following:

                 1.7.3.1  Final Redemption.  If the Continuing Shares are not
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earlier purchased and the purchase obligations are not earlier terminated on an IPO as provided below, Buyer shall effective December 31, 2005 ("FINAL REDEMPTION") purchase the Continuing Shares. The per share purchase price for the Continuing Shares outstanding on such date shall equal the result of the COMPANY REDEMPTION VALUE divided by the number of shares of Common Stock then outstanding.

                 1.7.3.2  Early Redemption.  If the Continuing Shares are not
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purchased prior to December 31, 2000 ("EARLY REDEMPTION") and the purchase obligations are not earlier terminated on an IPO as provided below, Buyer shall at the election of any Shareholder purchase the Continuing Shares owned by such Shareholder. The per share purchase price payable with respect to the Continuing Shares outstanding on such date shall equal the result of the COMPANY REDEMPTION VALUE divided by the number of shares of Common Stock then outstanding. The foregoing Shareholder election may be exercised by each Shareholder only during the period commencing January 1, 2001 and continuing until and including April 30, 2001, by giving written notice to Buyer or the Company. The effective date of any such election by a Shareholder shall be December 31, 2000.

                 1.7.3.3  Definitions.  For purposes of this Subsection the
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following terms shall have the meanings set forth below:

"COMPANY REDEMPTION EBIT" shall mean the Company's earnings before interest and taxes for the fiscal year ending December 31, 2000 or December 31, 2005 (whichever is concurrent with Early Redemption or Final Redemption) determined in accordance with GAAP applied in a manner consistent throughout all periods and in accordance with the Company's financial statements for the three fiscal years prior to the Closing Date, except that tooling costs will be treated as if capitalized (whether or not actually capitalized). Further, in calculating EBIT, (i) there shall be excluded all Buyer or corporate income and expense items allocated, assigned or charged to the Company, including debt and related interest, overhead (other than sales and marketing expenses and overhead directly related to the conduct of the Company's business), and amortization of goodwill and other capitalized assets resulting from the purchase of the Sale Shares and (ii) no consolidated or consolidating entities relating to any entity other than the subsidiaries of the Company at the end of such measurement period shall be given effect.

"COMPANY REDEMPTION VALUE" shall equal 5.75 times COMPANY REDEMPTION EBIT, minus the Debt of the Company.

                 1.7.3.4  Buyer's Determination of Payment.  Buyer's
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determination of the purchase price payable pursuant to this Subsection shall be determined based on the audited financial statements of the Company and within 30 days following the Company's auditor's completion of its audit of the Company's financial statements for such fiscal year and not later than March 31 of the following year.

                 1.7.3.5  Payment.  The purchase price payable under Subsection
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1.7.3.1 shall be payable in cash within 10 days after final determination of the amount payable and not later than May 31, 2006. The purchase price payable under Subsection 1.7.3.2 shall be payable within 10 days after final determination of the amount payable and not later than May 31, 2001. If such payment would be prohibited under the Buyer's senior credit agreement or California law, such payment shall be made as soon as practicable and shall bear interest during the deferral at the rate of 8% per annum.

          1.7.4  Purchase on a Sale.  The closing of a sale (a "STOCK SALE") of
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greater than 50% of the outstanding common equity interests in the Company or Buyer (or any affiliate of Buyer which includes as part of its consolidated operations the business of the Company (a "SALE AFFILIATE")) and the sale (an "ASSET SALE") of all or substantially all of the assets of the Company, Buyer or Sale Affiliate, are referred to herein together as a "SALE." If a Sale occurs prior to Buyer's purchase of the Continuing Shares in accordance with any of the other provisions herein, effective as of the closing date with respect to such Sale, holders of the Continuing Shares shall participate therein as set forth below.

                 1.7.4.1  Sale of the Company.  If the Sale is with respect to
                          -------------------
the Company, the holders of Continuing Shares shall be entitled to participate in the Sale proceeds pari passu with other holders of equity interests in the Company, and the Shareholders shall participate in such Sale pro rata with all holders of Continuing Shares.

                 1.7.4.2  Sale of Buyer or Affiliate.  If the Sale is with
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respect to Buyer or any Selling Affiliate (either, as appropriate, a "SELLER"), the Continuing Shares shall be purchased for a per share purchase price payable with respect to the Continuing Shares outstanding on such date equal to the result of the COMPANY SALE VALUE divided by the number of shares of Common Stock then outstanding. Payment for the Continuing Shares shall be in cash as the closing of the Sale. At Buyer's election, payment for the Continuing Shares may instead be made at the closing of the Sale with a proportionate payment of the NET SALE CONSIDERATION, pari passu with all other recipients of such Net Sale Consideration.

                 1.7.4.3  Definitions.  For purposes of this Subsection the
                          -----------
following terms shall have the meanings set forth below:

"COMPANY SALE VALUE" shall equal (a) COMPANY SALE EBIT times SALE MULTIPLE, minus (b) Debt of the Company.

"COMPANY SALE EBIT" shall mean the Company's earnings before interest and taxes for the four fiscal quarters preceding the closing date of the Sale determined in accordance with GAAP applied in a manner consistent throughout all periods and consistent between the Company and Seller. Further, in calculating EBIT,
(i) there shall be excluded
all Buyer or corporate income and expense items allocated, assigned or charged to the Company, including debt and related interest, overhead (other than sales and marketing expenses and overhead directly related to the conduct of the Company's business), and (ii) no consolidated or consolidating entries relating to any entity other than the Company and subsidiaries of the Company at the time of the Sale shall be given effect.

"NET SALE CONSIDERATION" shall mean the fair market value in cash of (a) all consideration received in the Sale plus the value of all Debt of the Seller assumed or taken subject to by the buyer plus the fair market value of (i) all shares of the Seller not sold in a Stock Sale or (ii) all assets of the Seller retained in any Asset Sale, minus (b) the reasonable costs and expenses of consummating such Sale, without deduction for any fees or expenses paid to any affiliate of Buyer.

"SALE MULTIPLE" shall equal the NET SALE CONSIDERATION divided by SELLER EBIT.

"SELLER EBIT" shall equal Seller's earnings before interest and taxes for the four fiscal quarters preceding the closing date of the Sale determined in accordance with GAAP applied in a manner consistent throughout all periods and consistent between the Company and Seller. Further, in calculating EBIT, (i) there shall be excluded all buyer or corporate income and expense items allocated, assigned or charged to Seller, including debt and related interest, overhead (other than sales and marketing expenses and overhead directly related to the conduct of Seller's business), and (ii) no consolidated or consolidating entries relating to any entity other than the Company and subsidiaries of Seller at the time of the Sale shall be given effect.

"SELLER VALUE" shall equal (a) SELLER EBIT times SALES MULTIPLE, minus (b) the Debt and Preferred Stock of Seller or Selling Affiliate (as appropriate).

                 1.7.4.4  Contingent Payment.  If a Sale occurs prior to the end
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of the 30th full calendar month following the Closing Date, the Shareholders shall be entitled to an additional payment as set forth below (the "CONTINGENT SALE PAYMENT"). If no Sale occurs within such period, no Contingent Sale Payment shall become due under this Subsection. On the occurrence of a Sale within such period, Buyer shall pay to the Shareholders a Contingent Sale Payment in the per share amount equal to the result of (1) the lesser of (i) the amount of ACQUISITION DEBT then outstanding and (a) $5,000,000, divided by (b) the number of shares of Common Stock outstanding.

                 1.7.4.5  Buyer's Determination of Payment.  Buyer's
                          --------------------------------
determination of the purchase price payable pursuant to this Subsection shall be determined based on the audited financial statements of the Company for the four fiscal quarters immediately prior to the closing date of such sale and within 30 days following the Company's auditor's completion of its review of the final quarterly financial statements of the Company for such fiscal quarters.

          1.7.5  Registered Public Offering.  The closing of a registered
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initial public offering of common equity of the Company or Buyer (or any affiliate of Buyer which includes as part of its consolidated operations the business of the Company (an "OFFERING AFFILIATE")) is referred to herein as an "IPO." If an IPO occurs prior to Buyer's purchase of the Continuing Shares in accordance with any of the foregoing, the Continuing Shares shall be eligible to participate in such IPO as provided below.

                 1.7.5.1  IPO of the Company.  If the IPO is with respect to
                          ------------------
common equity of the Company, the Continuing Shares shall be registered as part of the offering pari passu with other holders of equity interests in the Company, and the Selling Shareholders shall participate in such offering pro rata with all holders of Common Stock. The Selling Shareholders shall also participate in any secondary offering pari passu with all other holders of unregistered Common Stock.

                 1.7.5.2  IPO by Buyer or Affiliate.  As a condition to an IPO
                          -------------------------
with respect to the common equity of Buyer or any Offering Affiliate (either, as appropriate, "OFFEROR"), the Continuing Shares shall be exchanged for common equity ("OFFEROR SHARES") of Offeror having the same rights, preferences and privileges as the direct or indirect interests of the other common equity owners of Buyer. The number of Offeror Shares for which the aggregate Continuing Shares shall be exchanged shall be equal to the product of (a) (i) the proportion of common equity of the Company represented by the Continuing Shares times (ii) the result of Company IPO Value divided by Offeror IPO

Value, multiplied by (b) the aggregate number of Offeror Shares which are to be outstanding immediately prior to the IPO.

In an IPO of Offeror Shares, the Offeror Shares into which the Continuing Shares are converted shall be registered as a part of the offering pari passu with other holders of Offeror Shares, and the Shareholders shall participate in such offering pro rata with all holders of Offeror Shares. The Selling Shareholders shall also participate in any secondary offering pari passu with all other holders of unregistered Offeror Shares.

                 1.7.5.3  Definitions.  For purposes of this Subsection the
                          -----------
following terms shall have the meanings set forth below:

"COMPANY IPO EBIT" shall mean the Company's earnings before interest and taxes for the four fiscal quarters and consistent between the Company and Seller preceding the closing date of the IPO determined in accordance with GAAP applied in a manner consistent throughout all periods and consistent between the Company and Seller. Further, in calculating EBIT, (i) there shall be excluded all Buyer or corporate income and expense items allocated, assigned or charged to the Company, including debt and related interest, overhead (other than sales and marketing expenses and overhead directly related to the conduct of the Company's business), and (ii) no consolidated or consolidating entries relating to any entity other than the Company or subsidiaries of the Company at the time of the IPO shall be given effect.

"COMPANY IPO VALUE" shall equal (a) COMPANY IPO EBIT times IPO MULTIPLE minus
(b) the Debt of the Company; provided, however, that during the period continuing until the last day of the 30th full calendar month following the Closing Date, the Debt of the Company as used in the foregoing calculation shall not include the Acquisition Debt.

"IPO MULTIPLE" shall equal the result of multiplying (a) the number of shares of Offeror common stock to be outstanding immediately prior to the IPO times (b) the per share offering price as determined by the lead underwriter for the IPO at the final pricing meeting prior to closing the IPO, and adding to the produce
(c) the Debt and Preferred Stock of Offeror, and subtracting from the product
(d) the estimated transaction fees to be incurred in connection with the IPO, and dividing the amount thus determined by (e) Offeror IPO EBIT.

"OFFEROR IPO EBIT" shall equal Offeror's earnings before interest and taxes for the four fiscal quarters preceding the closing date of the IPO determined in accordance with GAAP applied in a manner consistent throughout all periods and consistent between the Company and Seller. Further, in calculating EBIT, (i) there shall be excluded all Buyer or corporate income and expense items allocated, assigned or charged to Offeror, including debt and related interest, overhead (other than sales and marketing expenses and overhead directly related to the conduct of the Offeror's business), and (ii) no consolidated or consolidating entires relating to any entity other than Offeror or subsidiaries of Offeror at the time of the IPO shall be given effect.

"OFFEROR IPO VALUE" shall equal (a) Offeror IPO EBIT times IPO Multiple, minus
(b) the Debt and Preferred Stock of Offeror.

                 1.7.5.4  Manner of Exchange.  If there is an exchange of
                          ------------------
Continuing Shares for Offeror Shares, such exchange shall be completed in compliance with federal and state securities laws and Buyer shall use its best efforts to cause such exchange to be completed in a manner that is tax free to the Shareholders and Buyer. Further, following such exchange Buyer shall use its best efforts to cause the Shareholders to be entitled to tack their holding period for the Continuing Shares to their holding period for the Offeror Shares for purposes of Rule 144 promulgated under the Securities Act of 1933 (the "33 ACT") or shall be entitled to sell such shares under the provisions of Rule 144 or Rule 145 without regard to holding period. Such efforts may include holding a fairness hearing under Section 3(a)(10) of the 33 Act and seeking a "no-action" letter in connection therewith.

                 1.7.5.5  Termination of Purchase Obligations.  Upon an IPO in
                          -----------------------------------
which the Continuing Shares or Offeror Shares received in exchange therefor are registered and participate, all obligations of Buyer to purchase the Continuing Shares shall terminate and be of no further force or effect.

          1.7.6  Right of Review.  Cumulative 1997 EBITDA, together with all the
                 ---------------
other defined terms in this Section 1.7 involving calculation or determination by buyer are referred to herein as the "DETERMINATION NUMBERS." With respect to the Determination Numbers, Buyer shall, promptly upon computation, provide to Shareholder Representative the amount determined by Buyer for such Determination Number and a complete and accurate description of the calculations and determinations made in connection therewith, including the amount and manner of calculation of any numbers used in computing the Determination Numbers. In addition, Buyer shall provide Shareholder Representative complete and accurate copies of the Company's, and, where appropriate, Buyer's and any affiliate's financial statements relevant in reviewing such calculations and determinations. Examples of such calculations are appended to this Agreement as Schedule 2.
                                                                ----------
Shareholder Representative shall also have the right, in person or by its agent, to audit the relevant books and records of the Company, and where appropriate, Buyer and its affiliates, with regard to such calculations and determinations. Such right may be exercised by written request made within 60 days following Shareholder Representative's receipt of Buyer's report of such Determination Number and the foregoing description and financial statements.

                 1.7.6.1  Disputes.  If Shareholder Representative disputes any
                          --------
Determination Number, and Shareholder Representative and Buyer are unable to resolve their differences within 30 days following receipt by Buyer of a statement from Shareholder Representative setting forth complete and accurate descriptions of its differences with the calculations and determinations used in computing a Determination Number, the amount of such Determination Number shall be submitted to the Company's independent public accountants who shall confer with Buyer and Shareholder Representative regarding all calculations and determinations, and who shall thereafter render its determination made in accordance with the provisions of this Section 1.7. Such determination shall be final and binding on the parties, absent manifest error. Any claim of manifest error shall be determined by arbitration in accordance with this Agreement.

                 1.7.6.2  No Separate Shareholder Right.  No person entitled to
                          -----------------------------
payment in accordance with this Section 1.7 shall have any right to dispute the Company's calculations or determinations, or review the Company's books and records. Shareholder Representative is the sole representative of all such persons in reviewing, challenging or confirming such determinations. Any agreement of Shareholder Representative with Buyer resolving any Determination Number or the amounts payable hereunder, and any determination of the Shareholder Representative to acquiesce in, and any failure to appeal, any determination by the Company, its independent public accountants or any arbitrator, shall be final and binding on all persons entitled to receive payments hereunder. The foregoing is a material and substantial consideration to Buyer in entering into this agreement and providing for the purchase of the Sale Shares and the Continuing Shares in accordance herewith. The separate review of the matters subject hereof by the several Shareholders could result in different Shareholders receiving different amounts and would result in a substantial burden and inconvenience to Buyer and the Company in complying with multiple review requests.

          1.7.7  Anti-dilution.  If there is any share dividend or stock split,
                 -------------
or any exchange or recapitalization or other occurrence affecting the Company's Common Stock, the figures used in the calculations herein shall be adjusted to eliminate the effect of such occurrence. The Company shall not issue any equity interests so long as Buyer's obligations under this Section 1.7 are not satisfied, unless such issuance enhances or does not dilute the value of the Continuing Shares and Shareholder Representative approves such issuance in writing prior to the effectiveness thereof.

                                  ARTICLE II
                                  ----------
                        REPRESENTATIONS AND WARRANTIES


     2.1  REPRESENTATIONS AND WARRANTIES BY BUYER.  Buyer represents and
          ---------------------------------------
warrants to, and agrees with, the Selling Shareholders as follows:

          (a)  Organization, etc.  Buyer is a corporation duly organized,
               -----------------
validly existing and in good standing under the laws of the jurisdiction of its incorporation, with full corporate power and authority to own all of its property and assets and to carry on its business as it is now being conducted. Buyer is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of its business or the character of its property makes such qualification necessary. The copies of the Certificate of Incorporation and By-laws of Buyer, which have been delivered to the Company are complete and correct, and such instruments, as so amended, are in full force and effect.

          (b)  Authority Relative To Agreement.  Buyer has the corporate power
               -------------------------------
and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery by Buyer of this Agreement and the consummation by Buyer of the transactions contemplated hereby have been duly authorized by all necessary corporate action or proceedings. This Agreement has been duly executed and delivered by Buyer and is a valid and binding agreement of Buyer, enforceable in accordance with its terms.

          (c)  Non-Contravention.  The execution and delivery of this Agreement
               -----------------
by Buyer does not, and the consummation by Buyer of the transactions contemplated hereby will not, (i) violate any provision of its Certificate of Incorporation or By-Laws, or (ii) violate, or result with the giving of notice or the lapse of time or both in a violation of, any provision of any mortgage, lien, lease, agreement, license, instrument, law, ordinance, regulation, order, arbitration award, judgment or decree to which Buyer or any of its properties or assets (real, personal or missed, tangible or intangible) are bound, which, in the case of clause (ii) above, would have a material adverse effect on the ability of Buyer to consummate the transactions contemplated herein.

          (d)  Consents, etc.  As of the Closing Date, Buyer shall have obtained
               --------------
all licenses, permits, consents, authorizations, orders or approvals of any governmental commission, board or regulatory body necessary for its execution and delivery of this Agreement and its consummation of the transactions contemplated hereby.

     2.2  REPRESENTATIONS AND WARRANTIES BY COMPANY.  Except as set forth in the
          -----------------------------------------
Disclosure Schedule dated as of the date hereof prepared by the Company and made a part of this Agreement (the Disclosure Schedule"), the Paying Agent on behalf
                              -------------------
of the Selling Shareholders represents and warrants to, and agrees with, Buyer as follows:

          (a)  Organization.  The Company is a corporation duly organized,
               -------------
validly existing and in good standing under the laws of the State of California, with full corporate power and authority to own all of its properties and assets and to carry on its business as it is now being conducted. The Company is duly qualified or licensed to do business and is in good standing in the states in which it has facilities and each other jurisdiction in which the nature of its business or the character of its properties requires such qualification. The copies of the Certificate of Incorporation and By-laws, as amended, of the Company, which have been delivered to Buyer, are complete and correct, and such instruments are in full force and effect.

          (b)  Capital Stock and Securities.  The authorized capital stock of
               ----------------------------
the Company consists of 400,000 shares, consisting of (i) 200,000 shares of Common Stock and (ii) 200,000 Series B Common Shares, no par value. As of the Closing (after giving effect to the exercise of the Stock Options), 124,785 shares of the Common Stock will be issued and outstanding, all of which will be owned, beneficially and of record, by the Selling Shareholders in the amounts set forth on Schedule I attached hereto. Each share of capital stock of the
             --------
Company is owned by the Selling Shareholders free and clear of any and all liens, charges, pledges, security interests or other encumbrances of any kind. Each outstanding share of capital stock of the Company is and shall be duly authorized, validly issued, fully paid and nonassessable. Upon the consummation of the purchase of the Sale Shares as contemplated by Sections 1.1 and 1.3, the Company will acquire from the Selling Shareholders good and valid title to the Sale Shares free and clear of any liens, claims, charges, pledges, options, contractual restrictions of any kind or other legal or equitable encumbrances. Except for Stock Options exercisable into 72,490 shares of Common Stock which are held by the Selling Shareholders in the amounts set forth on Schedule I and
                                                                 --------
which will be exercised pursuant to Article I, the Company does not have any outstanding commitments to issue or sell any shares of its capital stock, or any securities or obligations convertible into or exchangeable for, or giving any person any right to subscribe for or acquire from the Company any shares of its capital stock, and no securities or obligations evidencing any such right are outstanding. The Company does not have outstanding any other debt or equity securities other than its Common Stock and existing indebtedness, which, including the terms thereof, are fully described in the Disclosure Schedule.

          (c)  Subsidiaries.  The Company does not have any Subsidiaries other
               ------------
than Kilovac Development and Kilovac International, Inc., a California corporation. Set forth on the Disclosure Schedule is a correct and complete list of the Subsidiaries, showing as to each, its name, its corporate, partnership or joint venture form, the jurisdiction of its incorporation or formation, the number of shares of stock of each class of each Subsidiary which is outstanding and the number of such outstanding shares owned by each of the Company and its Subsidiaries. Each Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation. Each Subsidiary has the corporate or other power and authority to carry on its business as now being conducted and to own and lease its properties and is duly qualified to do business as a foreign corporation in each jurisdiction in which the nature of its business or properties makes such qualification necessary. All of the outstanding shares of capital stock of each Subsidiary have been validly issued, are fully paid and non-assessable with no personal liability attaching to the ownership thereof and are free and clear of all liens. The Company is the sole beneficial owner of all the outstanding shares of each Subsidiary which is a corporation other than such outstanding shares. There are no outstanding rights, warrants, options or agreements with respect to any such outstanding shares of Subsidiaries including, without limitation, agreements granting to any person rights to acquire any capital stock or agreements with respect to the voting thereof. Neither the Company nor any of its Subsidiaries has any investment (whether equity, debt or other) in any other person. The copies of the Certificate of Incorporation and By-laws, as amended, of each Subsidiary, which have been delivered to Buyer, are complete and correct, and such instruments are in full force and effect.

          (d)  Authority Relative to Agreement.  The Company and each Selling
               -------------------------------
Shareholder has the power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery by the Company and each Selling Shareholder of this Agreement and the consummation by such parties of the transactions contemplated hereby have been duly authorized by each such party. No other proceedings on the part of the Company or any Selling Shareholder are necessary, and no vote or consent by the shareholders of the Company is necessary, to authorize the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby. This agreement has been duly executed and delivered by the Company and each Selling Shareholder and is a valid and binding agreement of each such party, enforceable in accordance with its terms.

          (e)  Non-Contravention.  The consummation of the transactions
               -----------------
contemplated hereby will not violate any provision of the Certificate of Incorporation or By-Laws of the Company or any of its Subsidiaries, or violate, or result with the giving of notice or the lapse of time or both in a violation of, any provision of any mortgage, lien, lease, agreement, license, instruments, law, ordinance, regulation, order, arbitration award, judgment or decree to which the Company, any of its Subsidiaries or any of their properties or assets (real, person or mixed, tangible) are bound.

          (f)  Consents, etc.  As of the Closing Date, the Company and the
               --------------
Selling Shareholders shall have obtained all licenses, permits, consents, authorizations, orders or approvals of any governmental commission, board or regulatory body, if any, necessary for the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby.

          (g)  Financial Statements.  The Company and the Selling Shareholders
               --------------------
have heretofore delivered to Buyer the audited consolidated financial statements of the Company and its subsidiaries for the fiscal years ended December 31, 1990, 1991, 1992, 1993 and 1994 and the unaudited unconsolidated financial statements of the Company and its subsidiaries for the 6 periods ended June 16, 1995 including their balance sheets as of each such date and the related statements of income, cash flow, and shareholders' equity for each of the respective periods then ended (the "Financial Statements"). Except as noted
                                    --------------------
therein, such Financial Statements have been prepared from the books and records of the Company and its subsidiaries, and are in accordance with generally accepted accounting principles consistently applied throughout the periods covered thereby, and fairly present the financial condition, results of operations, and cash flows of the Company and its subsidiaries as of the respective dates and for the respective periods thereof except in the case of the June 16, 1995 Financial Statements footnotes have been omitted and it is subject to normal year-end adjustments (which adjustments, individually or in the aggregate, will not be material).

          The December 31, 1994 balance sheet delivered as part of the Financial Statements is referred to as the "Balance Sheet" and the June 16, 1995 balance sheet delivered as part of the Financial Statements is referred to as the "Interim Balance Sheet".

          (h)  Government Authorizations and Compliance with Laws.  The business
               --------------------------------------------------
of the Company and its Subsidiaries has been operated in material compliance with all laws, ordinances, regulations and orders, of all governmental entities, domestic or foreign. The Company and its Subsidiaries have all material permits, certificates, licenses, approvals and other authorizations required in connection with the operation of their business. No notice has been received by the Company or any of its Subsidiaries and, to the Company's knowledge after due inquiry, no investigation or review is pending or threatened by any governmental entity with respect to (i) any alleged violation by the Company or any of its Subsidiaries of any law, ordinance, regulation, order, policy or guideline of any governmental entity, or (ii) any alleged failure to have all permits, certificates, licenses, approvals and other authorizations required in connection with the operation of the business of the Company and its Subsidiaries. As used in this Agreement, "Company's knowledge after due inquiry" shall mean the knowledge of Douglas Campbell, Rick Danchuk, Pat McPherson, Robert Helman and Dan McAllister, after inquiry by them of the Company's officer level employees having responsibility for matters in the subject area of the statement made and review of the Company's records with respect to such subject matter.

          (i)  Tax Matters.  All federal, state, local and foreign tax returns
               -----------
and tax reports required to be filed by or with respect to the Company or its Subsidiaries have been duly filed. All taxes (including interest, penalties and related costs) with respect to the Company and its Subsidiaries for all taxable periods ending on or prior to the Closing Date have been paid, except (a) to the extent of reserves for taxes (other than deferred taxes) reflected on the Interim Balance Sheet less payments of such taxes on or prior to the Closing Date and (b) for such taxes (other than deferred taxes) properly accruable by the Company and its Subsidiaries for the period beginning immediately following the date of the Interim Balance Sheet and ending on the Closing Date buy only to the extent that such taxes arise in the ordinary course of the operations of the Company and its Subsidiaries occurring during such period (and not taxes arising from other transactions or events, including, without limitation, any taxes on income resulting from transactions contemplated by this Agreement and any taxes relating to prior periods); provided, however, that the reserve set forth in
                            --------
clause (a) above and the accrual for taxes set forth in clause (b) above shall be reduced for the tax effect of any deductions relating to the exercise or cancellation of the Stock Options. No issues have been raised, either orally or in writing, (and are currently pending) by any foreign, federal, state or local taxing authority in connection with any of the returns or reports referred to in this Section 2.2(i). No waivers of statutes of limitations as to any tax matters are currently in effect with respect to the Company or its Subsidiaries.

          All tax returns filed by the Company and its Subsidiaries were true and correct in all material respects as of the date on which they were filed. Complete copies of all federal, state and local income tax returns for the Company and its Subsidiaries that have been filed with respect to taxable periods for which the statute of limitations period has not run have been delivered to Buyer. The Company has provided to Buyer all revenue agent's reports and other written assertions by governmental authorities of deficiencies or other liabilities for taxes of the Company and its Subsidiaries with respect to past periods for which the statute of limitations period has not run. All amounts required to be collected or withheld by the Company and its Subsidiaries with respect to taxes have been duly collected or withheld and any such amounts that are required to be remitted to any taxing authority have been duly remitted.

          No extension of time within which to file any tax return that related to the Company and its Subsidiaries has been requested, which return has not since been filed. There are no tax rulings, requests for rulings, or closing agreements to which the Company or its Subsidiaries is a party r is subject which could affect the liability for taxes for any period after the Closing Date. All federal income tax returns of the Company and its Subsidiaries with respect to taxable periods through the year ended December 31, 1991, have been examined and closed or are returns with respect to which the applicable statute of limitations period has expired without extension or waiver. No power of attorney has been granted by the Company or its Subsidiaries with respect to any matter relating to taxes of the Company and its Subsidiaries which is currently in force.

          The Company and its Subsidiaries have not filed a consent under
Section 341(f) of the Code or any comparable provision of state revenue statutes. The Company and its Subsidiaries have made all payments of estimated taxes required to be made under Section 6655 of the Code and any comparable provisions of state, local or foreign law. Any adjustment of taxes of the Company and its Subsidiaries made by the Internal Revenue Service in any examination which is required to be reported to the appropriate state, local or foreign taxing authorities has been reported, and any additional taxes due with respect thereto have been paid.

          The Company and its Subsidiaries have not agreed or are not required to include in income any adjustment pursuant to Section 481(a) of the Code (or similar provisions of other law or regulations) by reason of a change in accounting method. No excess loss accounts exist with respect to the Company or any Subsidiary. There is no deferred gain or loss arising from deferred intercompany transactions between the Company and its Subsidiaries. The Company or its Subsidiaries are not a party to any agreement that would result by its terms in the payment of a non-deductible "excess parachute payment" within the meaning of Section 280G of the Code. The amount of deferred tax assets reflected on the Balance Sheet and the Interim Balance Sheet are determined in accordance with GAAP, subject to year end adjustments.

          For the purpose of this Agreement, any federal, state, local or foreign income, sales, use, transfer, payroll, unemployment, Social Security, personal property, occupancy or other tax, levy, impost, fee, imposition, assessment or similar charge, together with any related addition to tax, interest or penalty thereon, is referred to as a "tax."

          (j)  Title to Properties; Absence of Liens and Encumbrances, etc.  The
               ------------------------------------------------------------
Company and its Subsidiaries have good and marketable title to all of the properties and other assets (real, personal and mixed, tangible and intangible) reflected in the Balance Sheet or acquired after the date thereof (except for properties and assets sold or otherwise disposed of since December 31, 1994 in the ordinary and usual course of business and the real property located at 410 Palm Avenue (the "Palm Avenue Property"), free and clear of any and all liens,
                  --------------------
charges, pledges, mortgages, security interests or other encumbrances of any kind ("Liens"). Except for those properties or assets acquired since December
       -----
31, 1994, all properties and assets (real, personal and mixed, tangible and intangible) used in the business of the Company and its Subsidiaries are reflected in the Balance Sheet in the manner and to the extent required by generally accepted accounting principles.

          (k)  Material Agreements.  The Disclosure Schedule lists every
               -------------------
material agreement to which the Company or any of its Subsidiaries is a party or by which it or any of their properties or assets (real, personal or mixed, tangible or intangible) is bound which is to be performed in whole or in part after the Closing Date. Solely for the purpose of this Section 2.2(k), the term "material agreement" shall mean any single agreement or lease, including
 ------------------
agreements with respect to notes receivable, pursuant to which any party thereto is obligated after the date hereof to make payments aggregating more than $100,000. There is no default, nor will any default occur hereafter, as a result of the consummation of the transactions contemplated hereby or otherwise, in any obligation to be performed by any party to any material agreement to which the Company or any of its Subsidiaries is a party or by which it or any of its properties or assets (real, personal or mixed, tangible or intangible) is bound. Each agreement listed in the Disclosure Schedule is valid and binding in accordance with its terms. Other than this Agreement, there are no agreements or options to sell or lease any of the properties or assets (real, personal, or mixed, tangible or intangible) of the Company or any of its Subsidiaries except in the ordinary and usual course of its business. The Company has delivered to Buyer true and complete copies of all agreements listed in the Disclosure Schedule, including supporting documentation.

          (l)  Litigation.  (i) There is no claim, action, suit or proceeding
               ----------
pending or, to the Company's knowledge after due inquiry, threatened against the Company, any of its Subsidiaries or any of their properties or assets (real, personal or mixed, tangible or intangible) or which seeks to prohibit, restrict or delay consummation of the transactions contemplated by this Agreement or any of the conditions to consummation of the transactions contemplated by this Agreement, nor is there any judgement, decree, injunction, ruling award or other of any court, governmental department, commission, agency or instrumentality or arbitrator outstanding or, to the Company's knowledge after due inquiry, threatened against the Company, any of its Subsidiaries or any of their properties or assets (real, personal or mixed, tangible or intangible); and (ii) neither the Company, any of its Subsidiaries nor any of their officers or, to the

Company's knowledge, employees is currently charged with, or to the Company's knowledge is currently under investigation with respect to, any violation of any provision of any federal, state, foreign or other applicable law or administrative regulation in respect of the business of the Company and its Subsidiaries.

          (m)  Employee Benefit Plans.  The Disclosure Schedule contains a
               ----------------------
complete list of "Plans" consisting of each:
                  -----

               (1) "employee welfare benefit plan", as defined in Section 3(1) of the Employee Retirement Income Security Act of 1974 ("ERISA"), to which
                                                              -----
     the Company or any of its Subsidiaries contributes or is required to
     contribute, including each multi-employer   welfare plan ("Welfare Plan"),
                                                                ------------
     and sets forth the amount of any liability of the Company or its Subsidiaries for payments more than thirty days past due with respect to each Welfare Plan as of the Closing Date;


               (2) "multi-employer pension plan," as defined in Section 3(37) of ERISA, to which the Company (or any entity which is a member of a "controlled group of corporations" with or is under "common control" with the Company as defined in Section 414(b) or (c) of the Internal Revenue Code of 1986 as amended ("Code") ("Common Control Entity")) has contributed
                               ----     ---------------------
     or been obligated to contribute at any time after September 25, 1980 ("Multi-employer Plan").
       -------------------

               (3) "employee pension benefit plan," as defined in Section 3(2) of ERISA, (other than a Multi-employer Plan) to which the Company or any Common Control Equity contributes or is required to contribute ("Pension
                                                                      -------
     Plan"); and
     ----

               (4) deferred compensation plan, bonus plan, stock option plan, employee stock purchase plan and any other employee benefit plan, agreement, arrangement or commitment, other than normal payroll practices and policies concerning holidays, vacations and salary continuation during short absences for illness or other reasons, maintained by the Company or its Subsidiaries.

          (n)  Pension Plans.  The funding method used in connection with each
               -------------
Pension Plan which is subject to the minimum funding requirements of ERISA is acceptable and the actuarial assumptions used in connection with funding each such plan, in the aggregate, are reasonable. The assets of each Pension Plan are sufficient to discharge all liabilities under such plan, on an ongoing basis and on a termination basis, and there is no "accumulated funding deficiency," as defined in Section 302(a)(2) of ERISA, with respect to any plan year of any such plan. Neither the Company nor any Common Control Entity has any liability for unpaid contributions with respect to any Pension Plan.

               (1) Each Pension Plan and each related trust agreement, annuity contract or other funding instrument is qualified and tax-exempt under the provisions of Code Sections 401(a) (or 403(a) as appropriate) and 501(a).


               (2) Each Pension Plan and each related trust agreement, annuity contract or other funding instrument complies currently, and has complied at all times in the past, both as to form and in operation, with the provisions of applicable Federal law, including the Code and ERISA.

               (3) The Company have paid all premiums (and interest charges and penalties for late payment, if applicable) due the Pension Benefit Guaranty Corporation ("PBGV") with respect to each Pension Plan for each plan year
                   ----
     thereof for which such premiums are required. There has been no "reportable event" (as defined in Section 4043(b) of ERISA and the PBGC regulations under such Section) with respect to any Pension Plan. No liability to the PBGC has been incurred by the Company or any Common Control Entity on account of the termination of any Pension Plan. No filing has been made by the Company or any Common Control Entity with PBGC, and no proceeding has been commenced by the PBGC, to terminate any Pension Plan. Neither the Company nor any Commons Control Entity has, at any time, (a) ceased operations at a facility so as to become subject to the provisions of
     Section 4062(e) of ERISA, (b) withdrawn as a substantial employer so as to become subject to the provisions of Section 4063 of ERISA, or (c) ceased making contributions on or before the Closing Date to any Pension Plan subject to Section 4064(a) of ERISA to which the Company or any Commons Control Entity made contributions during the five years prior to the Closing Date.

          (o)  Multi-employer Plans.  Neither the Company nor any Common Control
               --------------------
Entity has, at any time, withdrawn from a Multi-employer Plan in a "complete withdrawal" or a "partial withdrawal" as defined in ERISA Sections 4203 and 4205, respectively.

          (p)  Prohibited Transactions.  Neither the Company, any of its
               -----------------------
Subsidiaries nor, to the Company's knowledge after due inquiry, any plan fiduciary of any Welfare Plan or Pension Plan has engaged in any transaction in violation of Section 406(a) or (b) of ERISA or any "prohibited transaction," as defined in Section 4975(c)(1) of the Code, for which no exemption exists under
Section 4975(c)(2) or 4975(d) of the Code.

          (q)  Copies of Relevant Plan Documents.  True and complete copies of
               ---------------------------------
each of the following documents have been delivered by the Company to Buyer"
(i) each Welfare Plan and each Pension Plan, related trust agreements, annuity contracts or other funding instruments, (ii) each plan, agreement, arrangement and commitment referred to in Sections 2.2(m) and (n), and complete descriptions of any such plan which is not in writing, (iii) the most recent determination letter issued by the Internal Revenue Service with respect to each Pension Plan,
(iv) Annual Reports on Form 5500 Series required to be filed with any governmental agency for each Welfare Plan and each Pension Plan for the two most recent plan years and (v) all actuarial reports prepared for the last three years for each Pension Plan.

          (r)  Validity and Enforceability of Plans.  Each Welfare Plan, Pension
               ------------------------------------
Plan, related trust agreement, annuity contract or other funding instrument and each plan, agreement, arrangement and commitment referred to in Section 2.2(m) and (n) is legally valid and binding and in full force and effect.

          (s)  Payments to Retirees.  Neither the Company, any of its
               --------------------
Subsidiaries nor any Welfare Plan has any obligation to make any payment to or with respect to any former or current employee of the Company pursuant to any retiree medical benefit or other Welfare Plan.

          (t)  Litigation Under Plans.  Neither the Company, any of its
               ----------------------
Subsidiaries nor any Plan is a party to any litigation relating to, or seeking benefits under, any Plan.

          (u)  Employment Agreements.  Neither the Company, nor any of its
               ---------------------
Subsidiaries is a party to any employment, severance or similar agreements.

          (v)  Change in Control Provisions.  Neither the Company, nor any of
               ----------------------------
its Subsidiaries is a party to any agreement which contains any provision pursuant to which the Company or any of its Subsidiaries will be obligated to make any payment as a result of the transactions contemplated hereby.

          (w)  Labor Matters.  There are no controversies pending between the
               -------------
Company and its Subsidiaries and any of their employees or officers. Neither the Company, nor any of its Subsidiaries is subject to any collective agreements and, to the Company's knowledge after due inquiry, there is no current prospect for any union election.

          (x)  Employees.  The Disclosure Schedule contains a true and complete
               ---------
list of all the employees of the Company and its Subsidiaries, their ages, pay levels and length of service.

          (y)     Absence of Certain Changes or Events.  Since December 31, 1994
                  ------------------------------------
there has not been (i) any change, or any development involving a prospective change, which, individually or in the aggregate, has had or could have a material adverse effect ("Material Adverse Effect") on the financial condition,
                          -----------------------
business, operations, or prospects of the Company and its Subsidiaries taken as a whole; (ii) any damage, destruction or other loss with respect to property owned by the Company or any of its Subsidiaries, whether or not covered by insurance, or any strike, work stoppage or slowdown or other labor trouble involving the Company or any of its Subsidiaries; (iii) any direct or indirect redemption, purchase or other acquisition by the Company or any of its Subsidiaries of any shares of the capital stock of the Company or any of its Subsidiaries; (iv) any declaration, setting aside or payment of any dividend or distribution (whether in cash, capital stock or property); or (v) the entry by the Company or any of its Subsidiaries into any commitment or transaction which is not in the ordinary course of business.

          (z)     Absence of Undisclosed Liabilities and Agreements.  Except as
                  -------------------------------------------------
specifically provided for in the Balance Sheet, the Company and its Subsidiaries
(i) did not have, as of December 31, 1994, any material debts, liabilities or obligations, whether accrued, absolute, contingent or otherwise and whether due or to become due (including, without limitation, any liabilities resulting from the failure to comply with any law applicable to the Company, any of its Subsidiaries or to the conduct of their business (ii) have not incurred, since December 31, 1994, any such debts, liabilities or obligations other than in the ordinary and usual course of their business, (iii) are not a party to any material agreement which contains unusual or burdensome terms and conditions, or
(iv) except in connection with the transactions contemplated in this Agreement, has not, since December 31, 1994, conducted their business otherwise than in the ordinary and usual course.

          (aa)    Insurance.  The Company and its Subsidiaries have insurance
                  ---------
policies in full force and effect which provide for coverages which are normal in both amount and scope for the business conducted by the Company and its Subsidiaries. The current insurance coverage of the Company and its Subsidiaries is as described in the Disclosure Schedule.

          (bb)    Payments.  The Company and its Subsidiaries have not,
                  --------
directly or indirectly, paid or delivered any fees, commissions or other sums of money or items of property however characterized to any finders, agents, customers, government officials or other parties, in the United States or in any other country, which in any manner are related to the business or operations of the Company and its Subsidiaries, and which have been illegal under any federal, state or local laws of the United States or any other country or territory having jurisdiction over the Company or any of its Subsidiaries. The Company and its Subsidiaries have not participated, directly or indirectly, in any boycotts or similar practices.

          (cc)    Renegotiation.  The Company and its Subsidiaries are not
                  -------------
subject to renegotiation, redetermination or excess profit recovery with respect to any fiscal year by reason of U.S. Government contracts performed by them.

          (dd)    Inventories.  All inventories carried by the Company and its
                  -----------
Subsidiaries as of June 16, 1995 and reflected on the Interim Balance Sheet, are valued at the lower of cost or market on a first-in-first-out basis consistent with generally accepted accounting principles. For this purpose, the lower of cost or market shall be determined on an item by item rather than an aggregate basis. Except to the extent of inventory reserves reflected in the Interim Balance Sheet, the items included in said inventories are normal items of inventory carried by the Company and its Subsidiaries, and are current, suitable and merchantable for the filling of orders in the normal course of business, and are not obsolete, damaged, defective or slow moving.

          (ee)    Products Liability.  There are no facts or the occurrence of
                  ------------------
any event known or which reasonably should be known to the Company or the Selling Shareholders forming the basis for any claim against the Company or any of its Subsidiaries for products liability, whether in tort or strict liability or on account of any express or implied warranty.

          (ff)    Notes and Accounts Receivable and Liabilities.  Each of the
                  ---------------------------------------------
material liabilities of the Company and its Subsidiaries as of December 31, 1994 and June 16, 1995 is reflected or reserved for on the Balance

Sheet and the Interim Balance Sheet, respectively, and the amounts so reflected or reserved are true and correct according to GAAP. Notes and accounts receivable will be fully collectible, except to the extent of reserves for doubtful accounts reflected in the Interim Balance Sheet.

          (gg)    Proprietary Rights.  The proprietary rights listed in the
                  ------------------
Disclosure Schedule are all those used in the business of the Company and its Subsidiaries. To the knowledge of the Company after due inquiry, the Company's and its Subsidiaries' use of such Proprietary Rights is not infringing upon or otherwise violating the rights of any third party in or to such proprietary rights, and no proceedings have been instituted against or notices received by the Company or any of its Subsidiaries that are presently outstanding alleging that the Company's or any Subsidiary's use of such Proprietary Rights infringes upon or otherwise violates any rights of a third party in or to such Proprietary Rights.

          (hh)    Books of Account.  The books of account of the Company and its
                  ----------------
Subsidiaries have and will adequately reflect all of their respective items of income and expense and all of their assets, liabilities and accruals, in accordance with generally accepted accounting principles.

          (ii)    Purchase Commitment and Outstanding Bids.  As of the date
                  ----------------------------------------
of this Agreement and as of the Closing Date, there are no claims against the Company or any of its Subsidiaries to return in excess of an aggregate of $50,000 by reason of alleged over-shipments, defective merchandise or otherwise, or of merchandise in the hands of customers under an understanding that such merchandise would be returnable. No outstanding purchase or outstanding lease commitment of the Company or any of its Subsidiaries presently is in excess of the normal, ordinary and usual requirements of its business or contains terms and conditions more onerous than those usual and customary in the business of the Company and its Subsidiaries.

          (jj)    Customers and Suppliers.  The Disclosure Schedule contains a
                  -----------------------
complete and accurate list of (i) the 10 largest customers of the Company and its Subsidiaries in terms of revenues during the Company's last fiscal year, showing the approximate total sales to each such customer during such fiscal year; (ii) the 10 largest suppliers of the Company and its Subsidiaries in terms of purchases during the Company's last fiscal year, showing the approximate total purchases from each such supplier during such fiscal year. Since December 31, 1994, to the Company's knowledge after due inquiry, there has been no adverse change in the business relationship of the Company and its Subsidiaries with any customer or supplier named in the Disclosure Schedule.

          (kk)    Permits.  The Disclosure Schedule contains a complete and
                  -------
accurate list of all permits held by the Company or any of its Subsidiaries or for which the Company or any Subsidiary has applied, which are the only material permits necessary for or used by the Company and its Subsidiaries to carry on their business as presently conducted.

          (ll)    Environmental Matters.  (1) The Company and each of its
                  ---------------------
Subsidiaries is in compliance in all material respects with all applicable Environmental Laws, and for the past five years has been in such compliance; and the Company and each Selling Shareholder have no reason to believe that circumstances exist which could prevent or interfere with continued compliance in all material respects by the Company and each of its Subsidiaries with all applicable Environmental Laws after the Closing Date.

                  (2) The Company and its Subsidiaries hold all material Environmental Permits necessary to conduct their operations as they are currently conducted; the Disclosure Schedule includes a true and complete list of all such Environmental Permits and their expiration dates, and the Company and the Selling Shareholders have no reason to believe that such permits (A) will not be renewed, or (B) will be renewed under terms that could reasonably be expected to have an adverse effect on the Company and its Subsidiaries.

                  (3) There are no Materials of Environmental Concern present at, and no Materials of Environmental Concern are or have been in any way released or threatened to be released from, any Kilovac Property, former Kilovac Property, or as a result of present or former operations of the Company or any of its Subsidiaries or any predecessor entity (including without limitation the disposal of Materials of Environmental Concern at any location other than a Kilovac Property or former Kilovac Property), that could reasonably be expected to be in material violation of or otherwise to give rise to material liability of the Company or any of its Subsidiaries under any Environmental Law.

                (4) No reports of any kind have been made to or required by any Governmental Authority pursuant to any Environmental Law concerning spills or any other releases of any kind at, or in any way from, any Kilovac Property, former Kilovac Property, or as a result of present or former operations of the Company or any of its Subsidiaries or any predecessor entity, for which spills, releases, or reports thereof the Company or any of its Subsidiaries may be liable under any Environmental Law; true and complete copies of all written reports concerning such spills and other releases have been provided or made available to Buyer.

                (5) None of the following are or have been on, under, in or at any Kilovac Property, or to the Company's knowledge after due inquiry, any former Kilovac Property: (A) underground or above aground storage tanks containing Materials of Environmental Concern; (B) polychlorinated biphenyls; (C) asbestos or asbestos-containing materials; (D) septic tanks, septic fields, dry-wells, or similar structures; (E) lagoons or impoundments; or other bodies of water to which Materials of Environmental Concern may have been discharged; (F) landfills or dumping areas; or similar locations where Materials of Environmental Concern may have been placed.

                (6) Neither the Company nor any of its Subsidiaries has received any Environmental Claim, and to Company's knowledge after due inquiry, no Environmental Claim has been threatened against the Company or any of its Subsidiaries by any person.

                (7) Neither the Company nor any of its Subsidiaries has entered into, agreed to, nor is the Company or any of its Subsidiaries otherwise subject to any judgement, decree, order or similar requirement under any Environmental Law, nor to the Company's knowledge after due inquiry is any such judgment, decree, order or requirement being negotiated that may obligate or affect the Company or any of its Subsidiaries.

                (8) Neither the Company nor any of its Subsidiaries has assumed or retained, contractually or by operation of law, any liabilities or obligations of other persons, contingent or otherwise, in connection with any Environmental Law.

                (9) There are no past or present actions, activities, events, conditions or circumstances, including without limitation the release, threatened release, emission, discharge, generation, treatment, storage or disposal of Materials of Environmental Concern, that could reasonably be expected to give rise to any material liability or obligation of the Company or any of its Subsidiaries under any Environmental Laws. None of the matters set forth on the Disclosure Schedule, or any aggregation thereof, could reasonably be expected to have a Material Adverse Effect.

                (10) True and complete copies of all reports, studies, assessments, audits, and similar documents in the possession or control of the Company, any of its Subsidiaries or any Selling Shareholder that address any issues of actual or potential noncompliance in any material respect with, or actual or potential material liability under, any Environmental Laws that may affect the Company or any of its Subsidiaries have been provided to Buyer prior to the signing hereof.

               (11)   As used in this Section 2.2(al):

               "Environmental Claim" means any written or oral notice, claim,
                -------------------
     demand, action, suit, compliant, proceeding or other communication by any person alleging liability or potential liability (including without limitation liability or potential liability for investigatory costs, cleanup costs, governmental response costs, natural resource damages, property damage, personal injury, fines or penalties) arising out of, relating to, based on or resulting from (i) the presence, discharge, emission, release or threatened release of any Materials of Environmental Concern at any location, (ii) circumstances forming the basis of any violation or alleged violation of any Environmental Law or Environmental Permit, or (iii) otherwise relating to obligations or liabilities under any Environmental Law.

               "Environmental Laws" means all foreign (to the extent
                ------------------
     applicable), federal, state and local statutes, rules, regulations, ordinances, orders, judgements, decrees and common law relating in any manner to contamination, pollution, or protection of human health or the environment, including without limitation the Comprehensive Environmental Response, Compensation and Liability Act, the Solid Waste Disposal Act, the Clean Air Act, the Clean Water Act, the Toxic Substances Control Act, the Endangered Species Act, the National Environmental Protection Act, the Occupational Safety and Health Act, the Emergency Planning and Community-Right-to-Know Act, the Safe Drinking Water Act, all as amended, and similar laws of any other Governmental Authority.

               "Environmental Permits" means all permits, licenses,
                ---------------------
     registrations and other governmental authorizations or exemptions required under Environmental Laws.

               "Materials of Environmental Concern" refers to any waste,
                ----------------------------------
     pollutant, contaminant or other substance of any kind (including without limitation odors, radioactivity, and electromagnetic fields) regulated by or under, or which may otherwise give rise to liability under, any Environmental Law.

               "Kilovac Property" means all real property in which the Company
                ----------------
     or any of its Subsidiaries have any legal interest, including without limitation a leasehold interest, and any equipment or other property owned or leased by the Company or any of its Subsidiaries.

         (mm)  Transactions with Certain Persons.  Neither any officer,
               ---------------------------------
director, shareholder or employee of the Company and its Subsidiaries nor any member of any such person's immediately family is presently a party to any material transaction with the Company or any of its Subsidiaries relating to the business of the Company and its Subsidiaries, including without limitation, any contract, agreement or other arrangement (i) providing for the furnishing of material service by (other than for services as officers, directors or employees of the Company and its Subsidiaries), (ii) providing for the rental of material real or personal property from, or (iii) otherwise requiring material payments to (other than for services as officers, directors or employees of the Company and is Subsidiaries) any such person or corporation, partnership, trust or other entity in which any such person has a substantial interest as shareholder, officer, director, trustee or partner.

         (nn)  Information.  The Company and the Selling Shareholders have
               -----------
furnished and will continue to furnish to Buyer detailed information with respect to the assets, earnings, and business of the Company and its Subsidiaries, and acknowledge that Buyer has relied and will rely thereon in entering into this Agreement and consummating the transaction contemplated by this Agreement. No such information, the preparation of which was under the Company's and any Selling Shareholder's direct control, as it has been corrected from time to time by the Company or Selling Shareholders, contains an untrue statement of material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made not misleading.

                                  ARTICLE III
                                  -----------
                          PURCHASE AND SALE OF STOCK;

     3.1  CONDUCT OF THE COMPANY.  During the period from the date hereof to the
          ----------------------
Closing Date:

     (a)  Operations in the Ordinary Course of Business.  Except as contemplated
          ---------------------------------------------
by this Agreement, the Company and its Subsidiaries shall, and the Selling Shareholders shall cause the Company and its Subsidiaries to, conduct their business operations according to the ordinary and usual course of business and will use their best efforts (i) to preserve intact their business organization;
(ii) to maintain their books and records in accordance with past practices;
(iii) to keep available the services of their officers and employees; and (iv) to maintain satisfactory relationships with licensors, suppliers, distributors, customers and others having business relationships with them. The Company and the Selling Shareholders shall confer with Buyer or its representatives to keep it informed with respect to operational matters of a material nature and to report the general status of the ongoing operations of the business of the Company and its Subsidiaries.

     (b)  Forbearances by the Company.  Except as contemplated by this
          ---------------------------
Agreement, the Company and its Subsidiaries will not, and the Selling Shareholders will not permit the Company and its Subsidiaries to, without the prior written consent of Buyer:

               (1) incur any indebtedness for borrowed money, except in the ordinary course of business consistent with past practice in an amount not to exceed $100,000;

               (2) assume, guarantee, endorse or otherwise become responsible for the obligations of, or make any loans or advances to, any other individual, firm or corporation;

               (3) make any direct or indirect redemption, purchase or other acquisition of any shares of its capital stock or declare, set aside or pay any dividend or distribution (whether in cash, capital stock or property) other than the dividend or distribution to the Company's shareholders of the shares of Kilovac Development, any dividends to the Company from any of its Subsidiaries and the repurchase of Common Stock held by Richard Edict or Harvey Clement for an amount not to exceed $85,000 in the aggregate;

               (4) mortgage, pledge or otherwise encumber any of its properties or assets (other than the pledge of after acquired property as security for indebtedness under the Bank of America Loan Agreement);

               (5) sell, lease, transfer or dispose of any of its properties or assets (other than the shares of Kilovac Development waive or release any rights of material value, or cancel, compromise, release or assign any indebtedness owed to it or any claims held by it except for sales of inventory in the ordinary and usual course of business and consistent with past practice;

               (6) except for capital expenditures not to exceed $20,000 or items included in the capital budget included in the Disclosure Schedule, make any investment or expenditure of a capital nature either by purchase of stock or securities, contributions to capital, property transfers or otherwise, or by the purchase of any property or assets of any other individual, firm or corporation;

               (7) enter into any transaction other than in the ordinary and usual course of its business and consistent with past practice;

               (8) enter into or terminate any agreement, plan or lease, or make any change in any of its agreements, plans or leases;

               (9) permit any insurance policy naming it as a beneficiary or a loss payable payee to be cancelled or terminated or any of the coverage thereunder to lapse;

               (10)  enter into any collective bargaining agreements;

               (11) increase in any manner the compensation, enumeration or fringe benefits of any of its officers or employees (other than increases in the hourly compensation of non-officer employees in the ordinary course of business consistent with past practice) or pay or agree to pay any pension, retirement allowance, or other benefit not required by any existing employee benefit plan to any such officers or employees, commit itself so any employment agreement or employee benefit plan with or for the benefit of any of its officers or employees or any other person, or alter, amend, terminate in whole or in part, or curtail or permanently discontinue distributions to, any pension plan or any other employee benefit plan;

               (12) issue any shares of capital stock or issue any warrants, options, calls, subscriptions, or other agreements or commitments obligating it to issue shares of capital stock;

               (13) enter into an agreement to do any of the things described in clauses (1) through (12) of this Section 3.1; or

               (14) take any action which would render inaccurate any representation and warranty made herein.

     3.2  REGULATORY CONSENTS, AUTHORIZATIONS, ETC.  Each party hereto will use
          -----------------------------------------
its best efforts to obtain all consents, authorizations, orders and approvals of, and make all filings and registrations with, any governmental commission, board or other regulatory body or any other person required for or in connection with the consummation of the transactions contemplated hereby and will cooperate fully with the other parties in assisting them to obtain such approvals and to make such filings and registrations. No party hereto will take or omit to take any action for the purpose of delaying, impairing or impeding the receipt of any required consent, authorization, order or approval or the making of any required filing or registration.

     3.3  INVESTIGATION BY BUYER.  Prior to the Closing Date, Buyer may make or
          ----------------------
cause to be made such investigation of the business, properties, assets and liabilities of the Company and its financial and legal conditions as Buyer deems necessary or advisable to familiarize itself therewith, provided that such
                                                        --------
investigation shall not unreasonably interfere with the normal operations of the Company. Such investigation may include, without limitation, an examination and valuation of inventory by Buyer's accountants and an appraisal of all assets of the Company. Prior to the Closing Date, upon reasonable prior notice, the Company and the Selling Shareholders agree to permit Buyer and its authorized representatives, or cause them to be permitted, to have full access to the premises, books and records, officers, employees, and independent accountants (including the independent accountant's work-papers) of the Company at reasonable hours, and prior to the Closing Date the officers of the Company shall furnish Buyer with such financial and operating data and other information with respect to the business, properties and assets of the Company as Buyer shall from time to time reasonably request. No investigation by Buyer heretofore or hereafter made shall affect the representations and warranties of the Company contained herein. Prior to the Closing Date, or in the event this Agreement is terminated, Buyer shall not use any information relating to the Company obtained by it from the Company or the Selling Shareholders pursuant to this Section 3.3, which is not otherwise publicly available, for any purpose unrelated to the consummation of the transactions contemplated hereby, and prior to such Closing Date, Buyer will not disclose any such information to any person, unless and until such time as such information is otherwise publicly available or as Buyer is advised by counsel that such information is required by law to be disclosed. In the event this Agreement is terminated, Buyer agrees to keep confidential all information it has obtained concerning the Company under the terms of this Agreement for a five-year period and to return promptly, if so requested by the Company, every document furnished to Buyer by the Company and the Selling Shareholders, in connection with the transactions contemplated hereby, and any copies thereof Buyer may have made, and to use its best efforts to cause its representatives to whom such documents were furnished promptly to return such documents, and any copies thereof any of them may have made.

     3.4  EXPENSES.  Subject to Section 3.7, the Selling Shareholders joint and
          --------
severally agree to pay all of the fees, costs and expenses of the Selling Shareholders, and Buyer agrees to pay all of the fees, costs and expenses of Buyer, (including, without limitation, those of advisors, financial advisors, lawyers or accountants) incurred in connection with the negotiation, preparation, execution, delivery and performance of this Agreement and the transactions contemplated hereby.

     3.5  NEGOTIATIONS WITH OTHERS.  During the period from the date of this
          ------------------------
Agreement to the Closing Date, or until this Agreement is terminated in accordance with the provisions of Article V, if it is so terminated, the Company, the Selling Shareholders and their agents shall not, directly or indirectly, without the prior written consent of Buyer, solicit or initiate discussions or engage in negotiations with, or provide any information other than publicly available information to, or authorize any financial advisor or other person to solicit or initiate discussions or engage in negotiations with, or provide any information to, any corporation, partnership, person or other entity or group (other than Buyer) concerning any possible proposal regarding a sale of shares of capital stock of, or a merger, consolidation, sale of assets or other similar transaction involving the Company, and the Company and the Selling Shareholders will promptly notify Buyer if any such discussions or negotiations are sought to be initiated with, any such information is requested from, or any such proposal or possible proposal is received by the Company, the Selling Shareholders and/or their agents.

     3.6  PUBLICITY.  Until the Closing Date, each party hereto agrees not to
          ---------
issue any press release or to otherwise make any public statement with respect to the transactions contemplated hereby except as may be required by law, in which event such press release or public statement shall be made only after consultation with the Company or Buyer, as the case may be; then and thereafter no such public announcement shall be made without the consent, which shall not be unreasonably withheld, of the Company (in the case of releases or statements issued or made by Buyer) or Buyer (in the case of releases or statements issued or made by the Company or the Selling Shareholders).

     3.7  ENVIRONMENTAL AUDIT.  If required by any prospective provider of
          -------------------
financing for the transactions contemplated by this Agreement, the parties hereto agree that Buyer may have a Phase II environmental audit (the

"Environmental Audit") completed prior to Closing at the Company's facilities.
--------------------
The environmental consultant shall be chosen by Buyer. The Company shall have the right to approve each phase of the Environmental Audit, which approval shall not be unreasonably withheld. The fees, costs and expenses relating to the Environmental Audit shall be borne as follows: (x) the first $10,000 by the Selling Shareholders, (y) the next $10,000 by Buyer and (z) any balance in excess of $20,000 equally by the Selling Shareholders and Buyer.

     3.8  KILOVAC DEVELOPMENT.  Prior to the Closing, the Company shall (i)
          -------------------
cause Kilovac Development to assign and transfer to the Company all of its material assets other than the Palm Avenue Property, if any, and (ii) cancel any intercompany debt of Kilovac Development to the Company and (iii) contribute funds to Kilovac Development sufficient to discharge any third party indebtedness and the guarantee by the Company thereof in an amount not to exceed $230,000.

     3.9  ADDITIONAL AGREEMENTS.  Subject to the terms and conditions herein
          ---------------------
provided, each of the parties hereto agrees to use its best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated hereby as soon as reasonably practicable hereinafter.

                                   ARTICLE IV
                                   ----------
                           CONDITIONS TO THE CLOSING

     4.1  CONDITIONS TO THE CLOSING RELATING TO BUYER.  Consummation of the
          -------------------------------------------
transaction contemplated hereby is subject to the fulfillment to the reasonable satisfaction of Buyer, prior to or at the Closing Date, of each of the following conditions.

     (a)  Regulatory Consents, Authorizations, etc.  All consents,
          -----------------------------------------
authorizations, orders and approvals of, and filings and registrations with any governmental commission, board or other regulatory body or any other person which are required, prior to the Closing Date, for or in connection with the execution and delivery of this Agreement and the consummation by each party hereto and the Company of the transactions contemplated hereby, or which are required in order to avoid violation or termination of any agreement listed in the Disclosure Schedule, shall have been obtained or made.

     (b)  Representations and Warranties.  The representations and warranties of
          ------------------------------
the Company and the Selling Shareholders contained in this Agreement are true and correct in all material respects at and as of the Closing Date, except for changes contemplated by this Agreement, with the same force and effect as if made at and as of the Closing Date; and the Selling Shareholders and the Company shall have performed or complied in all material aspects with all agreements and covenants required by this Agreement to be performed or complied with by them at or prior to the Closing Date.

     (c)  Certificate.  Each of the Selling Shareholders who is a member of the
          -----------
Board of Directors of the Company shall have delivered to Buyer certificates to the effect that (i) he is familiar with the provisions of this Agreement and
(ii) the conditions specified in Sections 4.1(a) and (b) have, to his knowledge after inquiry of the Company's officer level employees having responsibility for matters in the subject area of the condition to be satisfied and review of the Company's records with respect to such subject matter, been satisfied.

     (d)  Litigation; Other Events.  No action, suit or proceeding shall have
          -------------------------
been instituted by any person which seeks to prohibit, restrict or delay consummation of the transaction contemplated herein or any of the conditions to the transactions contemplated herein, or seeks damages as a result of the consummation of the transactions contemplated herein, or speaks to the conduct of the business of the Company after the Closing Date.

     (e)  Financing.  Buyer shall have completed arrangements, on terms and
          ---------
conditions reasonably satisfactory to it, for the financing of a portion of the purchase price and the ongoing working capital requirements of the Company.

     (f)  Environmental Audit.  If required pursuant to Section 3.7, Buyer shall
          -------------------
have completed the Environmental Audit and the results of such audit shall be satisfactory to it.

     (g)  Existing Indebtedness.  Bank of America shall have released and
          ---------------------
discharged its lien securing the outstanding indebtedness against payment by Buyer of the outstanding balance of such indebtedness without premium or penalty. On the Closing Date, the aggregate outstanding indebtedness of the Company and its Subsidiaries shall not exceed $430,000.

     (h)  Related Agreements.  The Escrow Agreement, the Paying Agent Agreement
          ------------------
and the Employment Agreement shall have been executed and delivered by the applicable parties thereto substantially in the forms of Exhibits A, B and C
                                                         -------------------
hereto.
------

     (i)  Legal Opinion.  Buyer shall have received a legal opinion, dated as of
          -------------
the Closing Date, from Adams, Duque & Hazeltine, special counsel to the Company, in the form of Exhibit D hereto.
               ---------

     4.2  CONDITIONS TO THE CLOSING RELATED TO THE COMPANY AND THE SELLING
          ----------------------------------------------------------------
SHAREHOLDERS. Consummation of the transaction contemplated hereby is subject to
------------
the fulfillment to the reasonable satisfaction of the Company and the Selling Shareholders, prior to or at the Closing Date, of each of the following conditions

     (a)  Regulatory Consents, Authorizations, etc.  All consents,
          -----------------------------------------
authorizations, orders and approvals of, and filings and registrations with any governmental commission, board or other regulatory body or any other person which are required, prior to the Closing Date, for or in connection with the execution and delivery of this Agreement and the consummation by each party hereto and the Company of the transactions contemplated hereby, or which are required in order to avoid violation or termination of any agreement listed in the Disclosure Schedule, shall have been obtained or made.

     (b)  Representations and Warranties.  The representations and warranties of
          ------------------------------
Buyer contained in this Agreement are true and correct in all material respects on the date hereof and shall also be true and correct in all material respects at and as of the Closing Date, except for changes contemplated by this Agreement, with the same force and effect as if made at and as of the Closing Date; and Buyer shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it at or prior to the Closing Date.

     (c)  Certificate.  Buyer shall have delivered to the Selling Shareholders a
          -----------
certificate, dated as of the Closing Date, of the Chairman of the Board and Chief Executive Officer of Buyer to the effect that (i) he is familiar with the provisions of this Agreement and (ii) the conditions specified in Sections 4.2(a) and (b) have, to his knowledge after due inquiry, been satisfied.

     (d)  Litigation; Other Events.  No action, suit or proceeding shall have
          -------------------------
been instituted by any person which seeks to prohibit, restrict or delay consummation of the transaction contemplated herein or any of the conditions to the transactions contemplated herein, or seeks damages as a result of the consummation of the transactions contemplated herein, or speaks to the conduct of the business of the Company after the Closing Date.

     (e)  Related Agreements.  The Escrow Agreement, the Paying Agent Agreement
          ------------------
and the Employment Agreement shall have been executed and delivered by the applicable parties thereto substantially in the forms of Exhibits A, B and C
                                                         -------------------
hereto.
------

                                   ARTICLE V
                                   ---------
                                  TERMINATION

     5.1  TERMINATION.  This Agreement may be terminated by:
          -----------

               (1)       By mutual action of the Company and Buyer;

               (2)       By the Company, if any of the conditions set forth in
     Section 4.2 shall not have been complied with or performed and such noncompliance or nonperformance shall not have been cured or eliminated (or by its nature cannot be cured or eliminated) by Buyer on or before the Closing Date; or

               (3)       By Buyer, if any of the conditions set forth in Section
     4.1 shall not have been complied with or performed and such noncompliance or nonperformance shall not have been cured or eliminated (or by its nature cannot be cured or eliminated) by the Company and the Selling Shareholders on or before the Closing Date.

     5.2  EFFECTS OF TERMINATION.  In the event of the termination of this
          ----------------------
Agreement, this Agreement shall thereafter become void and have no effect, and no party hereto shall have any liability to the other parties hereto or their respective stockholders or directors or officers in respect thereof, except for the obligations of the parties hereto in the last two sentences of Section 3.3 and the Confidentiality Agreement (as defined below), and except that nothing herein will relieve any party from liability for any breach of this Agreement prior to such termination.

                                   ARTICLE VI
                                   ----------
                                   INDEMNITY

     6.1  SURVIVAL OF REPRESENTATIONS AND WARRANTIES INDEMNITY.  The
          ----------------------------------------------------
representations, warranties, agreements and covenants by the Company and Selling Shareholders (other than the agreements and covenants set forth in Article VII) shall survive until the 12 month anniversary of the Closing Date, except that the representations, warranties, agreements and covenants of the Company and the Selling Shareholders contained in (i) Section 2.2(al) shall survive until the 24 month anniversary of the Closing Date and (ii) Section 2.2(i) shall survive indefinitely.

     6.2  INDEMNITY.    Subject to said applicable survival periods, the
          ---------
Shareholders agree to indemnify Buyer, the Company and/or their Affiliates for any and all claims, demands, losses, costs, charges, expenses, obligations, liabilities, actions, suits, damages, judgments, and deficiencies, including interest and penalties, reasonable counsels' fees and all reasonable amounts paid in settlement of any claim, action, or suit (collectively referred to as

"Claim") which may be sustained, suffered or incurred by Buyer, the Company
------
and/or their Affiliates and arising out of or by reason of any breaches of the representations, warranties, agreements and covenants of the Company or the Selling Shareholders contained herein; provided, that, (i) the obligations of
                                       --------
the Selling Shareholders under this Section 6.2 relating to taxes shall be limited to the Escrowed Funds and the setoff of any amounts then due to the Selling Shareholders under this Agreement and (ii) all other obligations of the Selling Shareholders under this Section 6.2 shall be limited to the Escrowed Funds. Each of the Selling Shareholders agrees that Buyer, the Company and/or their Affiliates will have the rights to setoff the amounts referred to in the preceding proviso.

     6.3  COOPERATION.  The term "Claims" as used in this Article is not limited
          -----------
to matters asserted by third parties against Buyer and/or the Company. Claims does not include any damages for which the Company receives insurance reimbursement. In the event a claim is asserted by any third party against Buyer and/or the Company, it shall notify Selling Shareholders of such Claim by giving to Selling Shareholders written notice, and shall give Selling Shareholders and their counsel access to any and all such files, records and other documents as may be necessary to enable Selling Shareholders to investigate or participate in the defense against such Claim (but at the cost and expense of such Selling Shareholders) and Buyer shall otherwise cooperate in connection therewith and shall not assume a position contrary to that of Selling Shareholders with respect to all such third party Claims.

                                  ARTICLE VII
                                  -----------
                        CERTAIN POST-CLOSING AGREEMENTS

     7.1  NONCOMPETE.     Each of Pat McPherson, Robert Helman, Dan McAllister
          ----------
and Rick Danchuk agree on behalf of himself and his Affiliates that he will not anywhere in the State of California, including all the counties listed on
Schedule 2 hereto, or anywhere else at any time for three years after the date
----------
hereof and Douglas Campbell agrees on behalf of himself and his Affiliates that he will not anywhere in the State of California, including all the counties listed on Schedule 2 hereto, or anywhere else at any time for five years after
          ----------
the date hereof, except with the express prior written consent of Buyer: (a) directly or indirectly, engage in any Competitive Business (meaning, any business engaged in by the Company as of the Closing Date), whether such engagement shall be as an owner, partner agent, consultant or shareholder (except as the holder of not more than five percent (5%) of the outstanding shares of a corporation whose stock is listed on any national or regional securities exchange or reported by the National Association of Securities Dealers Automated Quotations System or any successor thereto); (b) directly or indirectly solicit, divert or accept business from or otherwise take away or interfere with any customer of Buyer, the Company or their Affiliates engaged in any Competitive Business, including without limitation any person who was a customer or whose business was being pursued by Buyer, the Company or their Affiliates prior to the date hereof; or (c) directly or indirectly, accept employment with, be employed by or be a principal of any business or enterprise operating within the United States of America which then employs or has as a principal or holder of any interest therein (except as the holder of not more than one percent (1%) of the outstanding shares of a corporation whose shares are publicly traded) any individual who was previously employed in a managerial or consultant position with Buyer, the Company or any of their Affiliates, provided however, that this prohibition shall not be applicable if such business
-------- -------
or enterprise is not a Competitive Business. The Company and each of the individuals subject to this Section acknowledge that the Company's products are sold and used in each county in the State of California.

     7.2  NONDISCLOSURE.  Each of the Selling Shareholders, agree that, for a
          -------------
period of seven years following the Closing Date, except as required by law or by the order of any court or government agency or in the performance of his duties as an employee of the Company or its Subsidiaries, he shall keep secret and retain in strictest confidence and shall not, except with the express prior written consent of Buyer, directly or indirectly disclose, communicate or divulge to any person, or use for the benefit of any person, any Proprietary Information (meaning, all information or data with respect to the conduct or details of the business of the Company including, without limitation, methods of operation, customers and customer lists, details of contracts with customers, consultants, suppliers or employees, products, proposed products, former products, proposed, pending or completed acquisitions of any company, division, product line or other business unit, prices and pricing policies, fees, costs, plans, designs, technology, inventions, trade secrets, know-how, software, marketing methods, policies, plans, personnel, suppliers, competitors, markets or other specialized information or proprietary matters of the business of the Company). The restriction contained in the preceding sentence shall not apply to any Proprietary Information that (i) is a matter of public knowledge on the date of this Agreement or (ii) becomes a matter of public knowledge after the date of this Agreement from another source which is under no known obligation of confidentiality to Buyer or its Affiliates.

     7.3  ANTI-DILUTION,  In the event of the issuance, sale, grant or
          -------------
distribution by the Company to Buyer or any of its Affiliates of any shares of Common Stock, the Selling Shareholders shall be entitled to participate in such issuance, sale, grant or distribution on a pro rata basis, and on the same terms and conditions, so that following such issuance, sale, grant or distribution each Selling Shareholder will, if such Selling Shareholder has elected to purchase or otherwise receive the shares to be issued, sold, granted or distributed, have the same percentage of the Common Stock ownership of the Company as such Selling Shareholder had prior to such issuance, sale, grant or distribution. This Section 7.3 shall not apply to registered public offerings.

     7.4  CONTRIBUTIONS TO ESBP.  Each of the parties hereto agrees and
          ---------------------
acknowledges that neither Buyer nor the Company shall have any obligation to make any contributions to the Kilovac Corporation Employee Stock Bonus Plan (the "ESBP") after the Closing Date.
 ----

     7.5  ADDITIONAL RESTRICTIONS.  Except with the prior written approval of
          -----------------------
the Paying Agent, after the Closing Date and until a Liquidity Event, the Company;


     (a)  shall not issue any additional shares of capital stock of the Company;

     (b) shall not amend the charter or by-laws of the Company or any of its subsidiaries,

     (c) shall not effect the voluntary liquidation, dissolution or winding up of the Company or any of its subsidiaries, or the sale, lease or exchange of all or substantially all of the assets, property or business of the Company or any of its subsidiaries, or the merger or consolidation of the Company with or into any other corporation (except a wholly-owned subsidiary of the Company),

     (d) shall not incur any indebtedness for borrowed money, except (i) pursuant to financing arrangements entered into in connection with the Closing between Buyer and Bank of America, N.A. (and any extensions thereof), and (ii) other indebtedness incurred in the ordinary course of business, consistent with past practice,

     (e) shall not guaranty any indebtedness of any person or entity other than financing arrangements entered into in connection with the Closing between Buyer and Bank of America, N.A. (and any extensions thereof),

     (f) shall not make any acquisition or disposition of securities other than as a result of the reorganization of a debtor of the Company or a business or line of business or line of business in a single transaction or a series of related transactions.

     (g) shall not repurchase or redeem any capital stock of the Company or any of its subsidiaries.

     (h) shall not declare or pay any dividends or distributions on Common Stock (except as specifically provided herein).

     (i) shall not make any initial public offering of shares of common stock of the Company or of any of its subsidiaries or grant any registration rights with respect to common stock of the Company or of any of its subsidiaries,

     (j)  shall not create or dissolve any subsidiary of the Company, or

     (k) shall not adopt or amend any personnel policies or personnel plans of the Company or any of its subsidiaries, including those relating to compensation or benefits.

     (l) shall not enter into, or be a party to, any transaction with Buyer or any affiliate of Buyer, except in the ordinary course of business and upon fair and reasonable arms-length terms, which are no less favorable to the Company than would be obtained in an arm's length transaction with an unaffiliated third party.

     (m) shall in reduction of intercompany advances to the Company, deliver all excess cash of the Company to Buyer, and borrow all working capital needs from Buyer and the terms of intercompany advances in favor of the Company shall be subject to only the charges and interest as applicable on Buyer's senior credit accommodations.

     (n) shall, until satisfaction of all obligations of Buyer and the Company with respect to the Continuing Shares, be operated, and Buyer shall so cause the Company to be operated as a separate subsidiary or division in a manner to permit the computation and verification of the Determination Numbers.

     7.6  RESTRICTIONS ON TRANSFER.
          ------------------------

     (a) Subject to paragraph (b) below, commencing on the Closing Date and ending on December 31, 2005, no Selling Shareholder shall sell, transfer, pledge or otherwise encumber any of his or her shares of Common Stock. Subject to paragraph (b) below, any shares during such period shall be null and void.

     (b) Any Selling Shareholder may at any time transfer to another Selling Shareholder or by devise effective upon his or her death or by gift any or all of his or her Continuing Shares to the heirs or beneficiaries of such Selling Shareholder's estate (or of the estate of a family member of such Selling Shareholder) (or their respective guardians, custodians or one or more trusts, partnerships, corporations or similar entities principally for the benefit of such spouse or children), provided however, that such transferee continues to be
                          -------- -------
bound by the terms of this Agreement in the event of any such transfer by a Selling Shareholder to more than one person or entity, all of such persons or entities shall collectively have right equal to the rights of such respective Selling Shareholder under this Agreement.

                                  ARTICLE VII
                                  -----------
                                 MISCELLANEOUS

     8.1  NOTICES.  Any notice or other communication required or permitted
          -------
hereunder shall be sufficiently given if delivered personally or sent by telecopy (receipt confirmed by telephone) or by registered or certified mail, postage prepaid, addressed as follows:

     If to Buyer:        Communications Instruments, Inc.
                         c/o Stonebridge Partners
                         Westchester Financial Center
                         50 Main Street
                         White Plains, New York 10606
                         Attention:  Michael S. Bruno, Jr. Telecopy
                         No.: (914)682-0834
                         Telephone No.:  (914) 682-2285
     with a copy to:           Simson Thacher & Bartlett
                               425 Lexington Avenue
                               New York, New York 10017
                               Attention:  Richard C. Weisberg, Esq.
                               Telecopy No.:  (212) 455-2502
                               Telephone No.:  (212) 455-3240

     If to the Company
     or the Selling
     Shareholders:             Kilovac Corporation
                               P.O. Box 4422
                               Santa Barbara, California 93140
                               Attention:  Douglas Campbell
                               Telecopy No.:  (805) 684-1681
                               Telephone No.:  (805) 684-4560

                               (following closing, notices to the Company shall also be sent to Buyer)
with a copy to:                 Adams, Duque & Hazeltine
                                777 South Figueros Street, 10th Floor
                                Los Angeles, California  90017
                                Attention:  R. Stephen Doan, Esq.
                                Telecopy No.:  (213) 896-5500
                                Telephone No.:  (213) 620-1240

or such other person or address as shall be furnished in writing by any party to the other parties prior to the giving of the applicable notice or communication, and such notice or communication shall be deemed to have been given ten (10) days after mailed, or in the case of personal delivery or Telecopy, upon receipt of transmission.

     8.2  FINANCIAL ADVISORS AND BROKERS.  Other than ING Capital, the Company
          ------------------------------
and the Selling Shareholders represent and warrant, jointly and severally, that no investment banker, broker or finder is entitled to any financial advisory, brokerage or finder's fee or other similar payment from the Company based on agreements, arrangements or undertakings made by it or any of its respective directors, officers or employees in connection with the transactions contemplated hereby.

     8.3  COUNTERPARTS.  This Agreement shall be executed in two or more
          ------------
counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     8.4  DISCLOSURE SCHEDULE.  The Disclosure Schedule is an integral part of
          -------------------
this Agreement.

     8.5  HEADINGS.  The headings herein are for  convenience only, do not
          --------
constitute a part of this Agreement, and shall not be deemed to limit or affect any of the provisions hereof.

     8.6  EXHIBITS.  The attached Exhibits are an integral part of this
          --------
Agreement.

     8.7  MISCELLANEOUS.  This Agreement (including the Schedules and Exhibits
          -------------
hereto and the Disclosure Schedule) (a) constitutes (together with that certain letter agreement, dated June 5, 1995, between Stonebridge Partners and ING Capital (the "Confidentiality Agreement") the entire Agreement and understanding
              -------------------------
and supersedes all prior agreements and understandings, both written and oral, among the parties hereto with respect to the subject matter hereof, (b) is not intended to confer upon any other person any rights or remedies hereunder, (c) shall not be assigned, by operation of law or otherwise, and (d) shall be governed in all respects, including validity, interpretation and effect, by the internal laws of the State of California. If there is a conflict between the provisions of the Confidentiality Agreement and this Agreement, the provisions of the Confidentiality Agreement shall control.

     8.8  ARBITRATION.  Any party shall have the right to submit any dispute
          -----------
arising out of this Agreement to neutral binding arbitration in the City of Los Angeles with a partner of Price Waterhouse, L.L.P. In the event of arbitration, the matter shall be heard before a single arbitrator and all submissions shall be made in writing. Any party requesting arbitration shall give notice to the other party stating the issue to be resolved. The decision of the arbitrator shall be final and binding on both parties, with each party or parties bearing its own costs and expenses with respect to the dispute. Each party hereby consents to the entry of a judgment in any court of competent jurisdiction enforcing any arbitration decision made in accordance herewith.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written:

                                        COMMUNICATIONS INSTRUMENTS, INC.

Attest_____________________             By_____________________________
                                            Michael Bruno,
                                            Its Director

                                    KILOVAC CORPORATION

Attest_____________________         By________________________________________
                                         Douglas Campbell,
                                         Its President


                              SELLING SHAREHOLDERS

Witness
                                    __________________________________________
                                    DOUGLAS L. CAMPBELL, Trustee of
                                    the KILOVAC CORPORATION EMPLOYEE
                                    STOCK BONUS PLAN

Witness
                                    __________________________________________
                                    DOUGLAS L. CAMPBELL, as Trustee of
                                    the CAMPBELL CHARITABLE REMAINDER
                                    UNITRUST

Witness
                                    __________________________________________
                                    MILIO FILIP, as Trustee of
                                    ERIN CAMPBELL TRUST

Witness
                                    __________________________________________
                                    DOUGLAS L. CAMPBELL

Witness
                                    __________________________________________
                                    DON CAMPBELL

Witness
                                    __________________________________________
                                    PAT MCPHERSON